EXHIBIT 10.1
AMENDMENT
TO
EMPLOYMENT AGREEMENT
          This amendment (“Amendment”) dated as of July 1, 2009, shall amend the employment agreement (“Employment Agreement”) dated as of June 11, 2008 by and between Discovery Communications, LLC (“Company”) and Brad Singer (“Executive”). For purposes of this Amendment, “Employment Agreement” shall include any employment agreement between Executive and a predecessor of the Company whose date is referenced above.
          WHEREAS, Executive and the Company previously entered into the Employment Agreement, which Employment Agreement sets forth the terms and conditions of Executive’s employment with the Company;
          WHEREAS, Executive and the Company now desire to enter into this Amendment to the Employment Agreement in order to make certain changes to the base salary and annual bonus target contained therein;
          NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows:
1.	Base Salary: The following sentence is added at the end of Section III A: Effective July 20, 2009, Executive’s annual base salary is increased to NINE HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($965,000), and shall be paid consistent with, and subject to annual review in accordance with, this paragraph.

2.	Bonus/Incentive Payment: The following sentence is added at the end of Section III B: Effective January 1, 2009, Executive’s annual incentive payment target is adjusted to 100% of his base salary for FY 2009 and for the remainder of the Term of Employment. The bonus shall be paid consistent with and subject to the provisions of this paragraph.

3.	Effect on Employment Agreement: Except with respect to the subject matters covered herein, this Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect.

4.	Effective Date. This Amendment shall be effective July 20, 2009.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

EXECUTIVE:	DATE:

Brad Singer

DISCOVERY COMMUNICATIONS, LLC	DATE

Name:

Title: